FIS TRUST 485BPOS

Exhibit 99.(g)(3)

SECOND AMENDMENT TO THE FIS TRUST
ETF CUSTODY AGREEMENT

THIS SECOND AMENDMENT to the Custody Agreement is made and entered into as of February 23, 2026 (the “Effective Date”), by and between FIS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties entered into an ETF Custody Agreement, dated as of December 31, 2025, as amended (the “Agreement”); and

WHEREAS, the parties desire to add the following funds to Exhibit A:

●	Arimathea Catholic Bond Index ETF

●	FIS Bright Portfolios Core Bond ETF

●	FIS Bright Portfolios Focused Equity ETF

●	FIS Faith Income ETF

●	FIS Tactical Equity ETF

WHEREAS, the parties desire to amend the Agreement to update the fees listed in Exhibit B.

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

FIS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Steve Nelson	By:	/s/ Greg Farley

Name:	Steve Nelson	Name:	Greg Farley
Title:	Chairman & CEO	Title:	Senior Vice President
Date:	2/20/2026	Date:	2/20/2026

EXHIBIT A
Custody Agreement

Separate Series of FIS Trust

Name of Series

FIS Christian Stock Fund

Arimathea Catholic Bond Index ETF

FIS Bright Portfolios Core Bond ETF

FIS Bright Portfolios Focused Equity ETF

FIS Faith Income ETF

FIS Tactical Equity ETF

EXHIBIT B

Fees

Name of Series

Arimathea Catholic Bond Index ETF

FIS Bright Portfolios Core Bond ETF

FIS Bright Portfolios Focused Equity ETF

FIS Faith Income ETF

FIS Tactical Equity ETF

FIS Christian Stock Fund

[REDACTED]

 4